UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2024 (February 14, 2024)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2024, the Board of Directors (the “Board”) of Community Health Systems, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), met and approved the following compensation arrangements for 2024 for (i) the Company’s named executive officers as reflected in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders (other than Wayne T. Smith, who was a named executive officer in such proxy statement and previously served as the Company’s Executive Chairman of the Board prior to his retirement effective January 1, 2023, and now serves as the non-executive Chairman of the Board) (the “Applicable 2023 NEOs”), along with (ii) Kevin A Stockton, the Company’s Executive Vice President of Operations and Development, and Chad A. Campbell, the Company’s Regional President – Region Operations, each of whom is expected to be included as a named executive officer in the Company’s upcoming definitive proxy statement for its 2024 annual meeting of stockholders (such individuals, together with the Applicable 2023 NEOs, collectively, the “Applicable NEOs”).

2024 Base Salaries

The Board approved the following base salary amounts for the Applicable NEOs for fiscal year 2024:

Name and Position	2024 Base Salary
Tim L. Hingtgen, Chief Executive Officer	$1,326,125
Kevin J. Hammons, President and Chief Financial Officer	$795,675
Lynn T. Simon, M.D., President, Healthcare Innovation and Chief Medical Officer	$679,691
Mark B. Medley, Regional President – Region Operations	$672,000
Kevin A. Stockton, Executive Vice President of Operations and Development	$710,000
Chad A. Campbell, Regional President – Region Operations	$672,000

2024 Cash Incentive Compensation

The Board approved performance goals for the Applicable NEOs for fiscal year 2024 under the Company’s 2019 Employee Performance Incentive Plan with target opportunities as follows (expressed as a percentage of base salary):

Name and Position	Target Opportunity
Tim L. Hingtgen, Chief Executive Officer	225%
Kevin J. Hammons, President and Chief Financial Officer	125%
Lynn T. Simon, M.D., President, Healthcare Innovation and Chief Medical Officer	105%
Mark B. Medley, Regional President – Region Operations	115%
Kevin A. Stockton, Executive Vice President of Operations and Development	105%
Chad A. Campbell, Regional President – Region Operations	115%

In addition, each of the Applicable NEOs will have the opportunity to achieve an additional percentage of his or her base salary for the attainment of specific non-financial performance improvements up to a maximum of an additional 40% for Mr. Hingtgen; 35% for Mr. Hammons; 20% for each of Dr. Simon and Mr. Stockton; and 10% for each of Mr. Medley and Mr. Campbell. Each Applicable NEO will also have the opportunity to achieve an additional percentage of his or her base salary for overachievement of performance goals up to a maximum of an additional 35% for Mr. Hingtgen and an additional 25% for each of Mr. Hammons, Dr. Simon, Mr. Stockton, Mr. Medley and Mr. Campbell.

Long-Term Incentive Compensation – Equity Awards

Pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan, the Board approved the following equity grants to the Applicable NEOs, with a grant date of March 1, 2024 (the “Grant Date”):

Name and Position	Non-Qualified Stock Options	Time Vesting Restricted Stock	Performance-Based Restricted Stock
Tim L. Hingtgen, Chief Executive Officer	200,000	200,000	400,000
Kevin J. Hammons, President and Chief Financial Officer	90,000	90,000	180,000
Lynn T. Simon, M.D., President, Healthcare Innovation and Chief Medical Officer	40,000	40,000	80,000
Mark B. Medley, Regional President – Region Operations	25,000	25,000	50,000
Kevin A. Stockton, Executive Vice President of Operations and Development	40,000	40,000	80,000
Chad A. Campbell, Regional President – Region Operations	25,000	25,000	50,000

The number of shares of performance-based restricted stock granted to each Applicable NEO is subject to the attainment of certain performance objectives during the three-year period beginning January 1, 2024 and ending December 31, 2026, with the ultimate number of performance-based restricted shares vesting in respect of such awards after such three-year period ranging from 0% to 200% of the shares set forth above based on the level of achievement with respect to such performance objectives.

Both the non-qualified stock options and the time-vesting restricted stock vest ratably over three years, beginning on the first anniversary of the Grant Date.

Retention Cash Awards

The Board approved the offer of retention cash awards to Mr. Stockton, Mr. Medley and Mr. Campbell in the amount of $1,000,000, $500,000, and $500,000, respectively. Each of these awards will be divided into two installment payments, with 40% of the award payable in the third quarter of 2025 and the remaining 60% payable in the first quarter of 2027, provided that in any such case such individual remains employed by the Company through the payment date. The Board and the Compensation Committee believe these awards would serve as a key long-term retention device for these individuals in light of the requirement for these executives to remain employed with the Company through the applicable payment date in order to receive each such cash payment. These awards have not yet been entered into.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2024	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen
Chief Executive Officer
(principal executive officer)